Exhibit 3.235
STATE OF COLORADO department of state CERTIFICATE I, VICTORIA BUCKLEY, Secretary of State of the State of Colorado hereby certify that ACCORDING TO THE RECORDS OF THIS OFFICE, ROSE ACQUISITION CORP. (COLORADO CORPORATION) BECAME INCORPORATED UPON FILING ARTICLES OF INCORPORATION DATED 03/08/95. Dated: APRIL 17, 1995 /s/ Victoria Buckley — SECRETARY OF STATE

ARTICLES OF INCORPORATION
OF
ROSE ACQUISITION CORP.
     The undersigned, an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a business corporation, pursuant to the provisions of the Colorado Business Corporation Act.
     FIRST: The corporate name for the corporation (hereinafter called the “Corporation”) is Rose Acquisition Corp.
     SECOND: The number of shares which the Corporation is authorized to issue is 1,000, all of which are of a par value of one dollar ($1.00) each and are of the same class and are common shares.
     THIRD: The street address of the initial registered office of the Corporation in the State of Colorado is Suite 1600, 950 Seventeenth Street, Denver, Colorado 80202.
     The name of the initial registered agent of the Corporation at the said registered office is William R. Neff.
     FOURTH: The address of the Corporation’s initial principal office is 4567 East 9th Avenue, Denver, Colorado 80202.
     FIFTH: The name and the address of the incorporator is:
William R. Neff
c/o Otten, Johnson, Robinson, Neff & Ragonetti, P.C.
950 Seventeenth Street, Suite 1600
Denver, Colorado 80202
     SIXTH: The number of directors constituting the initial Board of Directors of the Corporation are four and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and shall qualify are:
Stephen S. Kurtz
One DTC, Suite 1200
5251 DTC Parkway
Englewood, Colorado 80111
Donald L. Kortz
1515 Arapahoe, Suite 1600
Denver, Colorado 80202
Richard Robinson
1685 East Cedar Avenue
Denver, Colorado 80209

Robert Silverberg
1777 Larimer, #2310
Denver, Colorado 80202
     SEVENTH: The purpose for which the Corporation is organized, which shall include the authority of the Corporation to engage in any lawful business, is as follows:
     To have all of the general powers granted to corporations organized under the Colorado Business Corporation Act, whether granted by specific statutory authority or by construction of law.
     EIGHTH: Each share of the Corporation shall entitle the holder thereof to a preemptive right, for a period of thirty days, to subscribe for, purchase, or otherwise acquire any shares of the same class of the Corporation or any equity and/or voting shares of any class of the Corporation which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of the same class of the Corporation or of equity and/or voting shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire unissued shares of the same class of the Corporation or equity and/or voting shares of any class of the Corporation, whether now or hereafter authorized or created, and whether the proposed issue, reissue, or grant is for cash, property, or any other lawful consideration, and after the expiration of said thirty days, any and all of such shares, rights, options, bonds, securities, or obligations of the Corporation may be issued, reissued, or granted by the Board of Directors, as the case may be, to such individuals and entities, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine. As used herein, the terms “equity shares” and “voting shares” shall mean, respectively, shares which confer unlimited dividend rights and shares which confer unlimited voting rights in the election of one or more directors.
     NINTH: The Corporation shall, to the fullest extent permitted by the provisions of the Colorado Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     TENTH: The personal liability of the directors of the Corporation is eliminated to the fullest extent permitted by the provisions of the Colorado Business Corporation Act, as the same may be amended and supplemented.
     ELEVENTH: The duration of the Corporation shall be perpetual.
     TWELFTH: Cumulative voting shall not be permitted in the election of directors.
     THIRTEENTH: Upon filing these Articles of Incorporation, a copy shall be sent to the following address:
William R. Neff
c/o Otten, Johnson, Robinson, Neff & Ragonetti, P.C.
950 Seventeenth Street, Suite 1600
Denver, Colorado 80202
     Dated the 8th day of March, 1995.

INCORPORATOR
/s/ William R. Neff
William R. Neff

     The undersigned hereby consents to appointment as the initial registered agent of the corporation.

/s/ William R. Neff
William R. Neff

MUST BE TYPED
FILING FEE: $25.00
MUST SUBMIT TWO COPIES
Please include a typed
Self-addressed envelope
Mail to: Secretary of State
Corporations Section
1560 Broadway, Suite 200
Denver, CO 80202
(303) 894-2251
Fax (303) 894-2242
DA951029699
ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
For office use only
951057473 C $25.00
SECRETARY OF STATE
5-1-95 15:59

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:
FIRST: The name of the corporation is ROSE ACQUISITION CORP.
SECOND: The following amendment to the Articles of Incorporation was adopted on April 27, 1995, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:
☐	No shares have been issued or Directors Elected — Action by Incorporators

☐	No shares have been issued but Directors Elected — Action by Directors

☑	Such amendment was adopted by the board of directors where shares have been issued.

☑	Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.
     Article FIRST of the Articles of Incorporation are amended to read as follows:
          The name of the Corporation shall be Rose Medical Center, Inc.
THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:
If these amendments are to have a delayed effective date, please list that                                          (Not to exceed ninety (90) days from the date of filing)

ROSE ACQUISITION CORP.

By	/s/ [ILLEGIBLE]

Its
Title

STATE OF COLORADO DEPARTMENT OF STATE I hereby certify that this is a true and complete copy of the document filed in this office and admitted to record in File 951057473 Secretary of State By:

state of colorado department of state CERTIFICATE I, DONETTA DAVIDSON, SECRETARY OF STATE OP THE STATE OF COLORADO HEREBY CERTIFY THAT ACCORDING TO THE RECORDS OF THIS OFFICE NEW ROSE HOLDING COMPANY, INC. (COLORADO CORPORATION) FILE # 19951029699 WAS FILED IN THIS OFFICE ON March 08, 1995 AND HAS COMPLIED WITH THE APPLICABLE PROVISIONS OF THE LAWS OF THE STATE OF COLORADO AND ON THIS DATE IS IN GOOD STANDING AND AUTHORIZED AND COMPETENT TO TRANSACT BUSINESS OR TO CONDUCT ITS AFFAIRS WITHIN THIS STATE. Dated: September 22, 1999 /s/ Donetta Davidson SECRETARY OP STATE

MUST BE TYPED
FILING FEE: $25.00
MUST SUBMIT TWO COPIES
Please include a typed
self-addressed envelope
Mail to: Secretary of State
Corporations Section
1560 Broadway, Suite 200
Denver, CO 80202
(303) 894-2251
Fax (303) 894-2242
For office use only
FILED-CUSTOMER COPY
DONETTA DAVIDSON
COLORADO SECRETARY OF STATE
19991186141 C
$40.00
SECRETARY OF STATE
10-05-1999 13:57:42

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
CHANGE OF NAME
Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:
FIRST: The name of the corporation is Rose Medical Center, Inc.
SECOND: The following amendment to the Articles of Incorporation was adopted on August 31, 1999, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:
☐	No shares have been issued or Directors Elected — Action by Incorporators

☐	No shares have been issued but Directors Elected — Action by Directors

☐	Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

☑	Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.
THIRD: If changing corporate name, the name of the corporation is New Rose Holding Company, Inc.
FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:
If these amendments are to have a delayed effective date, please list that date:                                          (Not to exceed ninety (90) days from the date of filing)

Signature	/s/ John M. Franck II

Title	Vice President and Secretary